EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated April 8, 2003 relating to the financial statements which appears in Vsource, Inc.'s Annual Report on Form 10-K for the year ended January 31, 2003.

/s/ PricewaterhouseCoopers

PRICEWATERHOUSECOOPERS

Hong Kong
May 16, 2003